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                                                                   EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, by and between Frank Leonard (the "Employee") and Apropos Technology, Inc., an Illinois corporation (the "Company"), is made as of the 27th day of November, 2002.

     In consideration of the mutual covenants herein contained, and in consideration of the employment of Employee by the Company, the parties agree as follows:

     1.  DUTIES AND SCOPE OF EMPLOYMENT.

     (a) POSITION. The Company agrees to employ the Employee under the terms of this Agreement in the position of Chief Financial Officer. As Chief Financial Officer, Employee shall report to the President of the Company. The primary duties and responsibilities of the Chief Financial Officer are defined on Exhibit A. Exhibit A is intended to demonstrate Employee's primary duties and responsibilities as envisioned by the President as of the date hereof. The Employee's duties shall not be limited by this Exhibit. Accordingly, Employee's responsibilities may be modified, reduced or expanded at any time to accommodate the Company's needs, consistent with Employee's position as Chief Financial Officer of the Company. Employee shall use his best efforts to fulfill his duties and responsibilities. The Employee commenced employment with the Company on July 12th, 2000 (the "Commencement Date").

     (b) OTHER ACTIVITIES. During the term of this Agreement, the Employee shall devote his full business efforts and time to the Company during normal working hours. Employee shall not be involved in any other activities with an expectation of profit, other than passive investments, during these hours.

     2.  COMPENSATION.

     (a) BASE SALARY AND BONUS. Beginning on the effective date of this Agreement, the Employee shall be paid a base salary (the "Base Compensation") of $190,000, per year, payable in accordance with the Company's standard payroll policies. The President shall review Employee's performance and the Company's financial and operating results on at least an annual

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basis and shall report his findings to the Compensation Committee. The
Compensation Committee, in its sole discretion, may increase Employee's base salary as it deems appropriate based on such review.

     (b) BONUS. Employee shall also be eligible for a bonus of up to 35% of the Base Compensation for each full fiscal year. The objectives shall be determined by the President on an annual basis. The bonus shall be due and payable on the 15th day of February of each year, commencing with February 15th, 2003, if the Compensation Committee, in the exercise of its reasonable judgment, believes that the objectives have been obtained. In the event Employee's employment with the Company terminates for any reason other than pursuant to Section 6(c) hereof (voluntary termination by the Employee) or 6(b)(ii) hereof (Termination for Cause), Employee shall be entitled to receive a pro rated bonus for such year, determined by multiplying the aggregate bonus that he would have earned for the entire year by a fraction representing the portion of the year during which he was employed. Such bonus shall be paid on February 15th of the following year. If Employee's employment with the Company terminates pursuant to Section 6(c) hereof or Section 6(b)(ii) hereof, Employee shall be deemed to have forfeited his entire bonus for such year and no such bonus shall be due or payable by the Company.

     (c) STOCK OPTIONS. On the Commencement Date, the Employee received stock options to purchase an aggregate of 120,000 Common Shares of the Company (the "Common Shares").

     (d) STOCK AWARD. On the Commencement Date, the Employee received a restricted stock award (the "Restricted Stock Award") for 10,000 Common Shares.

     (e) VACATION. Employee shall be entitled to three (3) weeks paid vacation during each year of employment. Such vacation shall be taken at a time mutually convenient for both the Company and the Employee. Unused vacation time may not be accrued from year to year during the term of this Agreement without the Company's prior written approval. In the event this Agreement is terminated by either the Company or the Employee, the Employee shall be paid for any unused, accrued vacation time. Vacation time is accrued up front effective the first day of the calendar year.

     3.  DEFINITIONS. As used herein, the following definitions shall apply:

     (a) "Termination for Cause" shall mean the termination of employment of Employee as a result of (i) act or acts of dishonesty or illegal conduct undertaken by Employee and intended to result in gain or personal enrichment of Employee, (ii) failure by Employee to perform, or gross negligence in performing, the duties and obligations of Employee's employment which failure is not remedied within ten days following written notice from the Company; (iii) the conviction of Employee of a felony; (iv) Employee's continued breach of any term of this Agreement after notice and ten days opportunity to cure, or (v) a breach of the Noncompetition, Nondisclosure and Developments Agreement of even date herewith between the Company and Employee.

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     (b) "Constructive Termination" shall mean (i) a material reduction in
Employee's salary or benefits not agreed to by Employee (except in connection with a decrease to be applied because the Company's performance has decreased and which is also applied to other officers, and excluding the substitution of substantially equivalent compensation and benefits), or (ii) a material reduction in Employee's responsibilities (other than as contemplated by, and consistent with the spirit of, Section 1(a)) not agreed to by Employee.

     (c) "Disability" shall mean that the Employee, at the time notice is given, has been unable to perform his duties under this Agreement for a period of not less than six (6) consecutive months or for a period of two hundred seventy
(270) days in any three hundred sixty-five (365) day period as the result of his incapacity due to physical or mental illness. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment under Section 6(b)(iii) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

     (d) "Voluntary Termination of Employment" shall mean Employee voluntarily terminates his employment with the Company, unless such termination occurs within three (3) months following a Constructive Termination.

     4.  EMPLOYEE BENEFITS.

     (a) GENERAL. During the term of his employment under this Agreement, the Employee shall be entitled to the benefits for which Employee is eligible under those employee benefit plans (including (without limitation) any pension plans, savings or profit-sharing plans, stock purchase plans, deferred compensation plans, supplemental retirement plans, life, disability, health, accident and other insurance programs) made available to employees generally, and subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee or the Board of Directors administering such plan or program.

     5. BUSINESS EXPENSE AND TRAVEL. During the term of his employment under this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized accounting and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

     6.  TERM OF EMPLOYMENT.

     (a) BASIC RULE. The Company agrees to continue the Employee's employment, and the Employee agrees to remain in the employ of the Company, from the effective date of this Agreement until the date when the Employee's employment terminates pursuant to the provisions of this Agreement.

     (b) TERMINATION BY THE COMPANY. The Company may terminate Employee's employment at any time under the following guidelines:

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          (i) TERMINATION WITHOUT CAUSE. If the Company terminates Employee's employment during the term of this Agreement for any reason whatsoever, other than Voluntary Termination of Employment, Termination for Cause, or termination as a result of Employee's Death or Disability, the provisions of Section 7(a) shall apply.

          (ii) TERMINATION FOR CAUSE. If the Company terminates Employee's employment for Cause during the term of this Agreement, the provisions of
     Section 7(b) shall apply.

          (iii) TERMINATION ON DEATH OR DISABILITY. If the Company terminates Employee's employment as a result of Employee's Death or Disability, the provisions of Section 7(c) shall apply.

     (c) VOLUNTARY TERMINATION BY THE EMPLOYEE. The Employee may terminate his employment voluntarily by giving the Company thirty (30) days' advance notice in writing, at which time the provisions of Section 7(b) shall apply. The Company may elect to have such termination effective at a date following such notice but prior to the expiration of the thirty (30) day period. However, if the Employee terminates his employment within three (3) months following a Constructive Termination, the provisions of Section 7(a) shall apply.

     (d) WAIVER OF NOTICE. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement in this Section 6.

     7.  PAYMENTS UPON TERMINATION OF EMPLOYMENT.

     (a) PAYMENTS UPON TERMINATION PURSUANT TO SECTION 7(b)(i) AND CONSTRUCTIVE TERMINATION. If, during the term of this Agreement, the Employee's employment is terminated by the Company pursuant to Section 6(b)(i) or voluntarily by Employee within three (3) months following a Constructive Termination, the Employee shall be entitled to receive the following:

          (i) SEVERANCE PAYMENT. The Company shall continue to pay to the Employee his Base Compensation for twelve (12) months following the date of Employee's actual termination of employment (the "Severance Payment"). Such Base Compensation amount shall be the Base Compensation determined as of the commencement date of this Agreement, and as adjusted in future years by the Board of Directors.

          (ii) METHOD OF PAYMENT. The Severance Payment shall be made in semi-monthly installments, according to normal payroll schedules.

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          (iii) COBRA. The Company will agree to pay Employee's COBRA costs during the twelve (12) months following the date of Employee's actual termination of employment.

          (iv) OUTPLACEMENT. The Company shall re-imburse employee for up to $20,000 for the use of outplacement services. All services require appropriate receipts and should be submitted for payment through the normal expense report process.

          (v) PAYMENT IN LIEU OF CONTRACT DAMAGES. The Severance Payment shall be in lieu of any further payments to the Employee and any further accrual of benefits with respect to periods subsequent to the date of the employment termination. Notwithstanding, the preceding sentence neither the Severance Payment nor any other payments under this Section 7(a) shall reduce or offset any benefits the Employee may be entitled to under the specific terms of the benefit plans of the Company.

     (b) TERMINATION BY COMPANY FOR CAUSE OR VOLUNTARY TERMINATION. If the Employee's employment is terminated pursuant to Section 6(b)(ii) or voluntarily (other than within three (3) months following a Constructive Termination) pursuant to Section 6(c), no compensation or payments will be paid or provided to the Employee for the periods following the date when such a termination of employment is effective. Notwithstanding the preceding sentence, the Employee's rights under the benefit plans, the Restricted Stock Award and the Option Agreements shall be determined under the provisions of those plans and agreements.

     (c) TERMINATION ON DEATH OR DISABILITY. If the Employee's employment is terminated because of Employee's Death or Disability (as defined in Section 3(c) herein), then the Company shall continue to pay to the Employee or his estate, as the case may be, his Base Compensation for six (6) months following the date of Employee's actual termination of employment. Employee shall also receive any severance and disability payments that are provided in the Company's standard benefit plans, which amounts shall offset and reduce the Base Compensation otherwise payable under the preceding sentence.

Any payments pursuant to Sections 7(b) or (c) are conditioned on prior execution by the Employee of a waiver and general release of any known or unknown claims, in a form requested by the Company.

     8. NONCOMPETITION, NONDISCLOSURE AND DEVELOPMENTS. As a condition of employment, concurrently with the execution hereof, Employee agrees to execute the Noncompetition, Nondisclosure and Developments Agreement set forth in EXHIBIT C.

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     9.  SUCCESSORS.

     (a) COMPANY'S SUCCESSORS. Any successor to substantially all of the Company's assets shall assume this Agreement and agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession.

     (b) EMPLOYEE'S SUCCESSORS. This Agreement and all rights of the Employee hereunder shall be binding upon, inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, devises and legatees in the event of Employee's death. Any purported or attempted assignment or transfer by the Employee of any of the Employee's duties, responsibilities or obligations hereunder shall be void.

     10. NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or three (3) days after being mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing in accordance herewith (provided that no such change shall be effective until actually received by the Company). In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its President.

     11. TERMINATION OF THIS AGREEMENT. This Agreement shall terminate upon the earlier of (i) the date that all obligations of the parties hereunder have been satisfied, or (ii) [four (4)] years from the date of this Agreement. A termination of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect (A) the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of this Agreement as contemplated herein, or (B) the rights and obligations of the parties contained in ancillary agreements hereto or set forth in the Exhibits. No payments under this Agreement shall be required for any termination of employment occurring after [four (4)] years from the date of this Agreement.

     12. MISCELLANEOUS PROVISIONS.

     (a) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by the President. No waiver by either party of any breach of, or of compliance with any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     (b) WHOLE AGREEMENT. No agreements, representations or understandings (whether oral or written and whether expressed or implied) that are not expressly set forth in this Agreement or the Exhibits hereto have been made or entered into by either party with respect to the subject

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matter hereof. This Agreement shall not supercede any vesting provisions contained in the Option Agreements. This Agreement shall supersede and control in the event of any conflict between this Agreement and any other correspondence with the Company.

     (c) CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Illinois.

     (d) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     (e) NO ASSIGNMENT OF BENEFITS. To the extent permitted by law, the rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (e) shall be void.

     (f) EMPLOYMENT AT WILL; LIMITATION OF REMEDIES. The Company and the Employee acknowledge that the Employee's employment is at will, as defined under applicable law.

     (g) EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

     (h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS THEREOF, each of the parties has executed this Agreement, in the case of the Company, by its President and Chief Executive Officer, as of the day and year first above written.

                                           APROPOS TECHNOLOGY, INC.


                                           /s/ Kevin G. Kerns
                                           ------------------------------------
                                           Kevin G. Kerns
                                           President and Chief Executive Officer


                                           EMPLOYEE


                                           /s/ Frank Leonard
                                           ------------------------------------
                                           Frank Leonard
                                           Chief Financial Officer

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                                    EXHIBIT A

                          DUTIES & RESPONSIBILITIES OF
                             CHIEF FINANCIAL OFFICER

     Responsible for (i) the definition, selection and implementation of effective financial systems, financial reporting, internal controls and processes, (ii) developing the Company's overall financial plans, monthly reporting systems, capital planning systems and all accounting functions and practices (including general accounting, management reporting, policy/procedures/controls, FASB/SEC reporting, development of long term and short term operating plans, budgets, forecasting and cash management) required for the financial control and effective growth of the Company, (iii) investor relations, (iv) maintaining relationships with public research analysts and (v) providing financial analysis on potential merger and acquisition activity.